UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 29, 2006 (September 25, 2006)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 13, 2006, as amended on September 15, 2006, Jerry Pressner, a purported stockholder of MortgageIT Holdings, Inc. (the ‘‘Company’’), filed a complaint styled Pressner v. MortgageIT Holdings, Inc., et al., (Index No. 602472/06) in the Supreme Court of the State of New York in New York County against the Company and seven of its eight directors. The complaint alleged, among other things, that the directors of the Company breached their fiduciary duties by failing to maximize stockholder value with regard to the proposed merger of the Company with Titan Acquisition Corp., an indirect wholly-owned subsidiary of DB Structured Products, Inc., which in turn is a wholly-owned subsidiary of Deutsche Bank A.G., which proposed merger was publicly announced on July 12, 2006 (the ‘‘Merger’’). Among other things, the complaint sought class action status, a court order enjoining the Company and its directors from proceeding with or consummating the Merger, and the payment of attorneys' fees and expenses.

On September 25, 2006, the Company entered into a Memorandum of Understanding with the plaintiff in the above referenced action. Pursuant to such Memorandum of Understanding, the Company has agreed to include certain additional disclosures in its definitive Merger proxy statement from that which were included in the Company's preliminary Merger proxy statement. Further, the parties have agreed to enter into a stipulation of settlement, which is subject to court approval, which will provide for certification of a non-opt-out class of the Company's stockholders, for entry of a judgment dismissing the purported class action with prejudice and a complete release and settlement of all claims that were made or could have been made in the litigation. The parties entered into the Memorandum of Understanding to eliminate the burden, risk and expense of further litigation. The Memorandum of Understanding is not an admission by the Company or its directors of any breach of duty, liability or wrongdoing. Subject to the occurrence of certain events, including the consummation of the Merger and court approval of the settlement, the entity surviving the Merger has agreed to pay plaintiff's counsel attorney's fees in an amount not to exceed $250,000 and documented expenses in an amount not to exceed $25,000.

Pursuant to the Memorandum of Understanding, at the Company's option, the Merger may be consummated prior to final court approval. On or about October 20, 2006, the Company expects to mail its definitive Merger proxy statement to stockholders of record as of the record date to be fixed by the Company's Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ Andy Occhino
Andy Occhino Secretary

Date: September 29, 2006